                                                                    EXHIBIT 99.1

FOR RELEASE APRIL 11, 2000 AT 7:30 AM EDT

         CONTACT: DAMON WRIGHT (INVESTORS)           GLORIA CORKEN
                  damon@allencaron.com               Investor Relations
                  Sherrie Good (media)               Sync Research, Inc.
                  Allen & Caron Inc                  (949) 460-4469
                  (949) 474-4300

          SYNC RESEARCH, OSICOM TECHNOLOGIES' NETWORK ACCESS SUBSIDIARY
             TO MERGE; COMBINED ENTITY TO BE NAMED ENTRADA NETWORKS

IRVINE, CA, AND SANTA MONICA, CA (APRIL 11, 2000) . . . . Sync Research, Inc.
(Nasdaq NM:SYNX), a provider of Wide Area Networking solutions, and Osicom Technologies, Inc. (Nasdaq NM:FIBR), a pioneer of optical networking technologies for the Metropolitan market, jointly announced today that the two companies have signed a definitive agreement to merge Sync and Osicom's wholly-owned Network Access subsidiary. The combined publicly-held company is expected to be named Entrada Networks.

In exchange for one hundred percent of the stock of Osicom's Network Access subsidiary, Sync will issue to Osicom shares of Sync common stock such that at the closing of the transaction, Osicom and Sync shareholders will each hold fifty percent of Sync's outstanding common stock. The merger is subject to the approval of Sync's shareholders as well as other customary closing conditions.

Osicom's Network Access subsidiary, based in Annapolis Junction, Maryland, develops, manufactures, markets and sells high speed Local Area Network and Wide Area Network access products. Network Access revenues for the fiscal quarter ending April 30, 2000, are expected to exceed $4 million.

Sync Research develops, manufactures, markets and sells frame relay circuit management solutions, multi-service frame relay access and routing solutions, and a series of digital transmission products. Sync's revenues are expected to be in the range of $3.0 million to $3.2 million for the first quarter ended March 31, 2000.

Sync President and Chief Executive Officer William Guerry commented, "These two businesses bring to the table complementary product lines, technical capabilities and sales

                                 MORE-MORE-MORE

SYNC, OSICOM'S  NETWORK ACCESS SUBSIDIARY TO MERGE
Page 2-2-2

channels, as well as other assets. We are excited about the potential of Entrada Networks and the opportunity this merger will create for us to develop new products aimed at high growth markets. Among these are near-term plans to develop products for Storage Area Networking."

Osicom's Chairman and Chief Executive Officer Par Chadha said, "The launch of Entrada Networks is consistent with our plan to build a company specifically focused on the network access space. We expect that the combination of these businesses will create a stronger company with respect to current product lines, as well as build a foundation for future growth."

The companies encourage investors and security holders to read Sync's Registration Statement on Form S-4 and the Prospectus/Proxy Statement of Sync Research, Inc., relating to the merger transaction described above, when those documents become available, because they will contain important information. When these and other documents relating to the transaction have been filed with the U.S. Securities and Exchange Commission, they may be obtained free of charge at the SEC's web site at http://www.sec.gov. You may also obtain each of these documents (when they become available) free of charge from Sync Research by directing your request to the Sync Research investor relations contact person identified in this release.

                  THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE WORDS "EXPECTS," "BELIEVES" AND VARIATIONS OF THESE AND OTHER WORDS, ARE MEANT TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS OR BELIEFS AND ARE SUBJECT TO A NUMBER OF FACTORS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS. THE FOLLOWING FACTORS, AMONG OTHERS, COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING
STATEMENTS: 1) THE FAILURE OF ENTRADA NETWORKS' MANAGEMENT TO SUCCESSFULLY INTEGRATE THE OPERATIONS OF SYNC RESEARCH AND OSICOM'S NETWORK ACCESS SUBSIDIARY; 2) THE NECESSITY OF ENTRADA TO BEAR SIGNIFICANT OR UNFORESEEN COSTS RELATED TO THE MERGER; 3) THE FAILURE OF SYNC'S STOCKHOLDERS TO APPROVE THE MERGER; 4) THE INABILITY OF SYNC RESEARCH OR OSICOM TECHNOLOGIES TO OBTAIN, OR MEET CONDITIONS IMPOSED UPON THEM FOR GOVERNMENTAL APPROVAL OF THE MERGER; 5) ENTRADA'S INABILITY TO FURTHER IDENTIFY, DEVELOP AND ACHIEVE COMMERCIAL SUCCESS FOR NEW PRODUCTS, SERVICES AND TECHNOLOGIES; 6) INCREASED COMPETITION FROM ENTRADA'S MANY ENTRENCHED, LARGER AND POTENTIALLY MORE POWERFUL COMPETITORS IN THE STORAGE AREA NETWORKING MARKET GENERALLY; 7) OTHER UNCERTAINTIES RELATING TO THE EFFECTIVENESS OF MERGER-RELATED CONSOLIDATION ACTIVITIES; 8) THE EFFECT OF THE MERGER UPON THE CUSTOMERS OF SYNC AND OSICOM'S NETWORK ACCESS SUBSIDIARY AND THOSE CUSTOMERS' DECISIONS TO PURCHASE PRODUCTS AND SERVICES PRIOR TO THE MERGER FROM EITHER COMPANY, OR AFTER THE MERGER FROM ENTRADA NETWORKS; AND 9) AND THE OTHER RISK FACTORS SET FORTH IN REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY SYNC RESEARCH OR OSICOM TECHNOLOGIES, INCLUDING EACH COMPANY'S REPORTS ON FORMS 10-K AND 10-Q.

                                      # # #


                                       3